                                                                     Exhibit 1.1

                         7,000,000 Equity Security Units

                              Equity Security Units

                                Toys "R" Us, Inc.

                             UNDERWRITING AGREEMENT


                                                                   May _, 2002




CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
FIRST UNION SECURITIES, INC.
BANC ONE CAPITAL MARKETS, INC.
BNY CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
MIZUHO INTERNATIONAL PLC
SG COWEN SECURITIES CORPORATION
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue,
           New York, N.Y. 10010-3629

Dear Sirs:


                           1. Introductory. Toys "R" Us Inc., a Delaware
corporation (the "Company"), proposes to issue and sell 7,000,000 of the Company's Equity Security Units (the "Firm Units") to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom Credit Suisse First Boston Corporation ("CSFBC") and Salomon Smith Barney Inc. ("SSB") are acting as Representatives (the "Representatives"). In addition, the Company proposes to sell to the Underwriters, at the option of the Underwriters, up to an additional 1,050,000 Units (the "Option Units") on the terms set forth in Section 3. The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "Units."

                  Each Unit initially will consist of (a) a stock purchase contract (the "Purchase Contract") under which the holder will agree to purchase from the Company and the Company will agree to sell to the holder, on August 16, 2005 (the "Purchase Contract Date"), for $50, a number of shares (the "Shares") of common stock, $0.10 par value per share, of the Company (the "Common Stock") equal to the settlement rate then in effect pursuant to, and subject to adjustment as set forth in the Purchase Contract Agreement (as defined below) and (b) a Senior Note due 2007 of the Company (the "Senior Note"), having a principal amount of $50.


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                  In accordance with the Purchase Contract Agreement, to be
dated as of May [ ], 2002 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent"), the Senior Note or Treasury security, as the case may be, constituting a part of the Unit will be pledged by the Purchase Contract Agent, on behalf of the holders of each Unit, to JP Morgan Chase Bank, as collateral agent (the "Collateral Agent"), and as the custodial agent (the "Custodial Agent") pursuant to the Pledge Agreement, to be dated as of May [ ], 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent, the Collateral Agent, and JP Morgan Chase Bank, as securities intermediary, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The rights and obligations of a holder of Units in respect of the Senior Note, subject to the pledge thereof, and Purchase Contracts will be evidenced by security certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

                  The Senior Notes are to be issued under an Indenture, the "Base Indenture," to be dated as of May [ ], 2002 between the Company and The Bank of New York, as Trustee (the "Trustee") as supplemented by the First Supplemental Indenture, to be dated as of May [ ], 2002 between the Company and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, (the "Indenture")).

                  As used in this Agreement, the term "Transaction Agreements" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Senior Notes, the Indenture and the Supplemental Indenture.

                           2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:



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                  (a) A registration statement (No. 333-84254) relating to the
         Units, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (i) an additional registration statement ("additional registration statement") relating to the Units may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Units all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Units will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement." The form of prospectus relating to the Units, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all documents incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.



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                  (b) If the Effective Time of the Initial Registration
         Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement when it became effective did not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, the Initial Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.



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                  (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                  (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties and results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

                  (e) Each subsidiary of the Company listed on Schedule B hereto (that purports to identify each subsidiary of the Company that constitutes a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X) ("Significant Subsidiary") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and security interests, except as would not, individually or in the aggregate, have a Material Adverse Effect.



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                  (f) The Company has the authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates set forth therein; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

                  (g) The Units and all other outstanding shares of capital stock of the Company to be issued and sold by the Company pursuant hereto have been duly authorized and at the applicable Closing Date (as defined below), after payment therefor and delivery thereof in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will conform in all material aspects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive or other similar rights with respect to the Units.

                  (h) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (j) The Securities are listed on The New York Stock Exchange, subject to notice of issuance.

                  (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Units by the Company, except such as have been obtained or made under the Act and such as may be required under state or foreign securities or Blue Sky laws or where the failure to obtain such consent, approval, authorization or filing would not have a Material Adverse Effect.

                  (l) The execution, delivery and performance of this Agreement, and the issuance and sale of the Units will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental authority, agency or body or any court, (domestic or foreign,) having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties, or (b) any agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which the Company is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (c) the charter or by-laws of the Company, except, in the case of clauses (a) and (b) only, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.



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                  (m) This Agreement has been duly authorized, executed and
         delivered by the Company.

                  (n) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all personal property owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Significant Subsidiaries hold any leased real property or buildings under valid and enforceable leases with no material exceptions that would materially interfere with the use made or to be made thereof by them.

                  (o) The Company and its Significant Subsidiaries possess or have obtained all licenses, certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened that would, individually or in the aggregate, have a Material Adverse Effect.

                  (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Except as disclosed in the Prospectus, there are no legal or government actions, suits or proceedings pending against or affecting the Company, any of its Significant Subsidiaries or any of their respective properties that, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company's knowledge, no such actions, suits or proceedings are threatened or, contemplated by governmental authorities or threatened by others.



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                  (s) Ernst & Young LLP, who have certified the audited
         financial statements of the Company and its subsidiaries incorporated by reference in each Registration Statement and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

                  (t) The financial statements incorporated by reference in each Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their consolidated results of operations and changes in consolidated cash flows, for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

                  (u) Except as disclosed in the Prospectus, since February 2, 2002, there has been no material adverse change, nor any development or event involving a prospective material adverse change in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, since February 2, 2002, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) The Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (w) The Company and its Significant Subsidiaries have filed all federal, state, local and foreign tax returns that have been required to be filed or has duly requested extensions thereof, except to the extent that any failure to file or request for extension, or any incorrectness, would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Significant Subsidiaries have paid all taxes shown as due on such filed tax returns (including any related assessments), except to the extent that any such taxes or assessments are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

                  (x) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company, is contemplated by the Commission, and any request by the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.



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                  (y) The Purchase Agreement has been duly authorized by the
         Company and, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Purchase Contract Agent, it will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or law) and
         (iii) an implied covenant of good faith and faith dealing.

                  (z) The Units initially consisting of a Purchase Contract and a Senior Note have been duly authorized by the Company and when duly executed and delivered by the Company, assuming due authorization and due execution and delivery thereof by the Purchase Contract Agent as attorney-in-fact for the holder thereof and due authentication thereof by the Purchase Contract Agent and upon payment therefore as set forth herein.will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will conform in all material respects to the description thereof in the Prospectus. The Units, when, issued, have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and the issuance of the Units will not be subject to preemptive or other similar rights.

                  (aa) The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not and will not be subject to preemptive or other similar rights.

                  (bb) The Indenture and Supplemental Indenture have been duly authorized by the Company and, upon execution and delivery by the Company, when duly executed and delivered by the Company, assuming due authorization, execution and delivery thereof by the Trustee, it will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or law) and (iii) an implied covenant of good faith and faith dealing.



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                  (cc) The issuance of the Senior Notes has been duly authorized by the Company, and, when the Senior Notes are duly executed and delivered by the Company against payment of the agreed upon consideration therefor, assuming due authentication thereof by the Trustee, they will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

                  (dd) Each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will conform in all material respects to the descriptions thereof in the Prospectus.

                  3. Purchase, Sale and Delivery of Firm Units, Option Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to each of the undersigned Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase at the public offering price the number of Firm Units set forth opposite the name of such Underwriter in Schedule A, plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof, subject in each case to such adjustments by CSFBC and SSB in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

                  The Company will deliver the Firm Units to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to Credit Suisse First Boston Corporation ("CSFBC") and Salomon Smith Barney Inc. ("SSB") drawn to the order of the Company at the office of Shearman & Sterling, 599 Lexington Avenue, New York, N.Y. 10022, at 9:00 A.M., New York City time, on May _, 2002, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date." For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Units sold pursuant to the offering. The certificates for the Firm Units so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC and SSB request and will be made available for checking and packaging at the above office of Shearman & Sterling at least 24 hours prior to the First Closing Date.

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                  In addition, upon written notice from CSFBC and SSB given to the Company from time to time not more than 13 calendar days subsequent to the First Closing Date, the Underwriters may purchase all or less than all of the Option Units at the purchase price per Security to be paid for the Firm Units. The Company agrees to sell to the Underwriters the number of shares of Option Units specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Option Units. Such Option Units shall be purchased for the account of each Underwriter in the same proportion as number of shares of Firm Units set forth opposite such Underwriter's name bears to the total number of shares of Firm Units (subject to adjustment by CSFBC and SSB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Units or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC and SSB to the Company.

                  Each time for the delivery of and payment for the Option Units, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC and SSB but shall be not later than five full business days after written notice of election to purchase Option Units is given. The Company will deliver the Option Units being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to CSFBC and SSB drawn to the order of the Company, at the above office of Shearman & Sterling. The certificates for the Option Units being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC and SSB request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Shearman & Sterling at a reasonable time in advance of such Optional Closing Date.

                           4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

                           5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with the applicable subparagraph (as consented to by CSFBC and SSB, which such consent shall not be unreasonably withheld) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement). The Company will advise CSFBC and SSB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Units under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC and SSB.

                  (b) The Company will advise CSFBC and SSB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's and SSB's consent, which such consent shall not be unreasonably withheld; and the Company will also advise CSFBC and SSB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus (not in excess of 12 months from the date hereof) relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it is necessary at any time when a prospectus (not in excess of 12 months from the date hereof) relating to the Units is required to be delivered under the Act in connection with sales by any Underwriter to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC and SSB of any such event, and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such misstatement or omission or an amendment which will effect such compliance. Neither CSFBC's and SSB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any condition set forth in Section 6.

                  (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act). For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (e) The Company will furnish to the Representatives copies of each Registration Statement (three of which will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Units is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC and SSB reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York City time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will use its reasonable best efforts to arrange for the qualification of the Units for sale under the laws of such jurisdictions as CSFBC and SSB reasonably designate and will continue such qualifications in effect so long as required for the distribution, of the Units, provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

                  (g) During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, provided, however, that this Section 5(g) shall not apply to the extent that any such report or other document is available through the Commission's EDGAR system.

                  (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC and SSB reasonably designate and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (i) For a period of 90 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose its intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC and SSB, except for
         (A) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee or non-employee director stock options pursuant to the terms of a plan in effect on the date hereof, (C) issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee or non-employee director stock options outstanding on the date hereof or issuances of Common Stock pursuant to the Company's dividend reinvestment plan, (D) transfers of Common Stock to charitable organizations, provided the transferee(s) agree(s) to be bound by the terms of this provision, (E) any Common Stock purchase rights issued under the Company's stockholder rights plan, (F) the filing of any registration statements in connection with the registration and sale of shares of Common Stock pursuant to employee and non-employee director benefit plans, (G) the sale of the Company's equity security units to the Underwriters in the concurrent offering and sale of such securities and, in connection therewith, any issuance and sale of Common Stock and the creation of stripped units or normal units (as each of such terms are used in the prospectus relating to such equity security units) which may be created or recreated as described in such prospectus, (H) any registration statement filed with the Commission relating to such equity security units pursuant to Rule 462(b) under the Act, (I) issuances of Common Stock to directors of the Company in lieu of fees and (J) any offering or sale of Common Stock by the Company in connection with the vesting of restricted stock awards granted to employees, and the filing of any registration statements in connection therewith.

                           6. Conditions of the Obligations of the Underwriters.
The obligations of the several Underwriters to purchase and pay for the Units on the First Closing Date and the Option Units to be purchased on each Optional Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein, as of the date hereof and as of the Closing Date, to the accuracy of the statements of Company officers made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
         Time), of Ernst & Young, LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating substantially to the effect that:

                           (i) in their opinion the financial statements and
                  schedules examined by them and included or incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) have performed the procedures specified by the
                  American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements and summary of earnings included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated net sales or net operating income or consolidated net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or such later date as shall have been consented to by CSFBC and SSB, which consent shall not be unreasonably withheld. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC and SSB, which consent shall not be unreasonably withheld. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the 1933 Act Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the financial condition, business, prospects, properties, or results of operations of the Company and its Significant Subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Units; (ii) any downgrading in the rating of any debt securities of the Company by Moody's Investors Services, Inc. or Standard and Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc.; (iii) any material and adverse change in U.S. or international financial, political or economic conditions as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Units, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or
         (vii) any attack on, outbreak or escalation of hostilities or material act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Units.

                  (d) At the Closing Date, the Representatives shall have received an opinion, dated such Closing Date of Simpson Thatcher & Bartlett, counsel for the Company, dated as of the Closing Date, substantially to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (ii) each of the Purchase Contract Agreement and the
                  Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

                           (iii) the Indenture and Supplemental Indenture have
                  been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

                           (iv) the Units to be purchased by the Underwriters
                  have been duly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

                           (v) the Senior Notes have been duly authorized by the
                  Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to the Trustee against payment therefor in accordance with the terms of the Underwriting Agreement dated the date hereof among the Trustee, the Company and the Underwriters, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity;

                           (vi) the Shares to be issued and sold by the Company
                  pursuant to the settlement of the Purchase Contracts without regard to the anti-dilution provisions of the Purchase Contract Agreement, have been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Units pursuant to the Company's Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware;

                           (vii) the Indenture and Supplemental Indenture has
                  been qualified under the 1939 Act;

                           (viii) we have reviewed the discussion set forth
                  under the captions "U.S. Federal Income Tax Consequences," "Description of the Equity Security Units," "Description of the Senior Notes," and "Description of Common Stock" in the Prospectus and are of the opinion that to the extent the discussion relates to conclusions of law, the discussion is accurate in all material respects;

                           (ix) the Company is not and, after giving effect to
                  the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, and will not be, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended; and

                           (x) no consent, approval, authorization, filing with
                  or order of any court or governmental agency or body is required to be made or obtained by the Company pursuant to the General Corporation Law of the State of Delaware or the laws, rules or regulations of the State of New York or of the United States of America in connection with the performance of their obligations hereunder or under the other Transaction Agreements, except such as have been made or obtained under the Act, the Exchange Act, the 1939 Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Units by the Underwriters (about which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained.

                  Such opinion shall also include a statement substantially to the effect that: Such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act documents incorporated by reference therein and takes no responsibility therefor, except as and to the extent set forth in paragraph (viii) above; in the course of the preparation by the Company of the Registration Statement and the Prospectus (excluding the Exchange Act documents incorporated by reference therein), such counsel participated in conferences with certain officers and employees of the Company, with representatives of Ernst & Young LLP and with counsel to the company, such counsel did not participate in the preparation of the Exchange Act documents incorporated by reference in the Registration Statement and the Prospectus except that such counsel had an opportunity to review the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, prior to its filing with the Commission, based upon such counsel's examination of the Registration Statement, the Prospectus and the Exchange Act documents incorporated by reference therein, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act documents incorporated by reference therein) and such counsel's participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date and as of such Closing, and the Prospectus, as of its date, complied as to the form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act documents incorporated by reference in the Registration Statement and the Prospectus complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel shall express no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act documents incorporated by reference therein, and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date (including the Exchange Act documents incorporated by reference therein on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its date or as of such Closing Date (including the Exchange Act documents incorporated by reference therein) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or any amendment or supplement thereto, as of its date or as of such Closing Date except that in each case such counsel shall express no belief with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus, Form T-1 or the Exchange Act documents incorporated therein.

                  Such opinion shall be limited in all respects to matters governed by the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America. Such counsel may rely as to certain matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials.

                  (e) At the Closing Date, the Underwriters shall have received an opinion of Christopher K. Kay, Esq., Executive Vice President - Operations General Counsel of the Company, dated as of the Closing Date, substantially to the effect that:

                           (i) to such counsel's knowledge, the Company is duly
                  qualified to do business as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect;

                           (ii) all outstanding shares of the Shares of the
                  Company have been duly authorized and validly issued and are fully paid and nonassessable;

                           (iii) to such counsel's knowledge, there are no
                  contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement;

                           (iv) to the knowledge of such counsel, there is no
                  pending or threatened action, suite or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately described as required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                  (f) At the Closing Date, the Underwriters shall have received the opinion, dated as of the Closing Date, of Emmet, Marvin & Martin, counsel to The Bank of New York, as Purchase Contract Agent in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) the Bank of New York is a New York banking
                  corporation duly organized, validly existing and in good standing under the laws of the New York with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Purchase Contract Agreement, the Pledge Agreement;

                           (ii) the execution, delivery and performance by the
                  Purchase Contract Agent of the Purchase Contract Agreement, and the Pledge Agreement, and the authentication and delivery of the Units have been duly authorized by all necessary action on the part of the Purchase Contract Agent. The Purchase Contract Agreement, the Pledge Agreement and the Indenture have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (iii) the execution, delivery and performance by The
                  Bank of New York, in its capacity as Purchase Contract Agent of the Purchase Contract Agreement, the and Pledge Agreement, do not conflict with, or constitute a breach of, The Bank of New York's charter or by-laws; and

                           (iv) no consent, approval or authorization of, or
                  registration with or notice to, any federal banking authority is required for the execution, delivery or performance by The Bank of New York, in its capacity as Purchase Contract Agent, of the Purchase Contract Agreement and the Pledge Agreement.

                  (g) An opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Date, containing such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto), the Transaction Agreements and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Exchange Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to February 2, 2002 (the date of the most recent audited financial statements incorporated by reference in the Prospectus), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties, or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) At the date of the Closing Date, the Units and the Shares shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (j) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young, LLP which meets the requirements of subsection (a) of this Section 6, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

                  (k) If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  (l) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company set forth on Schedule C hereto.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; subject to subsection
(C) of this Section 7, (it being understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters, directors, partners, officers and controlling persons, which firm shall be designated in writing by CSFBC and SSB); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided further, that with respect to any untrue or alleged untrue statement or omission or alleged omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter (or its partners, directors, officers or controlling persons) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (for its partners, directors, officers or controlling persons) occurs under the circumstance the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting," the information contained in the tenth, eleventh, thirteenth, fourteenth, fifteenth and sixteenth paragraphs under the caption "Underwriting" and the penultimate paragraph on the cover page.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without the indemnifying party's written consent (which consent shall not be unreasonably withheld), unless (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of written notice of the proposed settlement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 20 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

                  8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Units hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Units that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Units that the Underwriters are obligated to purchase on such Closing Date, CSFBC and SSB may make arrangements satisfactory to the Company for the purchase of such Units by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Units with respect to which such default or defaults occur exceeds 10% of the total number of shares of Units that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and SSB and the Company for the purchase of such Units by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 9 (provided that if such default occurs with respect to Option Units after the First Closing Date, this Agreement will not terminate as to the Firm Units or any Option Units purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Units. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Units by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Units have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Units by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel to the Underwriters) reasonably incurred by them in connection with the offering of the Units.

                  10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 461 From Road, Paramus, New Jersey 07652, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter. The Representatives shall promptly furnish the address of any Underwriter upon the request of the Company.

                  11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

                  12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

                  13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

                  14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                  If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                              Very truly yours,

                                              TOYS "R" US, INC.



                                              By:
                                                   -------------------------
                                                   [Title]

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written

                  CREDIT SUISSE FIRST BOSTON CORPORATION
                  SALOMON SMITH BARNEY INC.
                  FIRST UNION SECURITIES, INC.
                  BANC ONE CAPITAL MARKETS, INC.
                  BNY CAPITAL MARKETS, INC.
                  FLEET SECURITIES, INC.
                  MIZUHO INTERNATIONAL PLC
                  SG COWEN SECURITIES CORPORATION



By: CREDIT SUISSE FIRST BOSTON
         CORPORATION
     By:
          ------------------------
             [Title]

By: SALOMON SMITH BARNEY INC.
     By:
          ------------------------
             [Title]






     Acting on behalf of themselves and as the Representatives of the several Underwriters.

                                   SCHEDULE A

                                                                                        Number of
                                                                                        Firm Units
                                     Underwriter                                        to be Purchased
                                     -----------                                        ---------------

Credit Suisse First Boston Corporation.......................................

Salomon Smith Barney Inc. ...................................................

First Union Securities, Inc..................................................

Banc One Capital Markets, Inc................................................

BNY Capital Markets, Inc.....................................................

Fleet Securities, Inc........................................................

Mizuho International plc.....................................................

SG Cowen Securities Corporation..............................................


                                                                                        -------------

           Total ............................................................

                                   SCHEDULE B

                 List of persons and entities subject to lock-up

                                   SCHEDULE C



                   List of Company's Significant Subsidiaries